                         EXHIBIT 23





  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 1,13988) of DeVry Inc. of our report dated September 10, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Chicago, Illinois
September 10, 2004